SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-ORANGE & ROCKLAND

          GABELLI FUNDS, LLC.
               THE GABELLI VALUE FUND,INC.
                                 6/25/99            2,100            58.1750
                                 6/24/99           16,300            58.1750
                                 6/23/99            3,400            58.3000
                                 6/22/99           11,300            58.3000
                                 6/21/99            4,300            58.0500
               THE GABELLI ASSET FUND
                                 6/16/99              600            58.1125
          GAMCO INVESTORS, INC.
                                 6/22/99            5,000            58.1250
                                 6/15/99           10,000            58.1100
          GABELLI ASSOCIATES LTD
                                 6/29/99           24,200            58.3125
          GABELLI ASSOCIATES FUND
                                 6/29/99          110,600            58.3125
                                 6/28/99            5,000            58.3125
                                 6/25/99           10,500            58.2357
                                 6/29/99           16,600            58.3625
                                 6/28/99            2,600            58.3000
















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.